NEITHER THIS SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES INTO WHICH THIS SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR OTHER JURISDICTION AND HAS BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS.

ALL INDEBTEDNESS EVIDENCED BY THIS SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE IS SUBORDINATE TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE SUBORDINATION AGREEMENT, DATED AS OF _______, 2025 (THE “SUBORDINATION AGREEMENT”), AS THE SAME MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, BY AND AMONG THE HOLDER (AS DEFINED BELOW), THE COMPANY (AS DEFINED BELOW) AND RUNWAY GROWTH FINANCE CORP. (TOGETHER WITH ITS PERMITTED SUCCESSORS AND ASSIGNS), AS ADMINISTRATIVE AGENT FOR THE SENIOR LENDERS (AS DEFINED IN THE SUBORDINATION AGREEMENT) FROM TIME TO TIME PARTY TO THE SENIOR LOAN AGREEMENT (AS DEFINED IN THE SUBORDINATION AGREEMENT), AND HOLDER, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

Issue Date: ______, 2025

Principal Amount: $________

SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE DUE ____, 2028

THIS SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE is issued by FiscalNote Holdings, Inc., a Delaware corporation (the “Company”), having its principal place of business at 1201 Pennsylvania Avenue, NW, 6th Floor, Washington, District of Columbia, 20004 (this note, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and of the Subordination Agreement, the “Note” and “Notes” refers to this Note along with any portion(s) of this Note transferred to a transferee).

FOR VALUE RECEIVED, the Company promises to pay to ______ or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $______ on or prior to ______, 2028 (the “Maturity Date”), or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay Interest (as defined below) to the Holder on the aggregate unconverted and then-outstanding principal amount of this Note in accordance with the provisions hereof. This Note was issued pursuant to the Securities Exchange

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Agreement, dated ______, 2025 by and between the Company and the Holder (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Exchange Agreement”).

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Exchange Agreement and (b) the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“AFR” means the applicable federal rate published by the Internal Revenue Service for mid-term loans shown in Table 1 at https://www.irs.gov/applicable-federal-rates (or, if such page is not available, its equivalent successor page).

“Attribution Parties” means, collectively, the following Persons: (a) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (b) any direct or indirect Affiliates of the Holder or any of the foregoing, (c) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (d) any other Person whose beneficial ownership of the Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties of the Holder to the Maximum Percentage.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Close of Business” means 5:00 p.m., Eastern time.

“Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company.

“Company” has the meaning set forth in the Recitals.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and “Controlling” and “Controlled” have meanings correlative thereto.

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“Conversion Date” means, as applicable, the Holder Conversion Date or the Company Conversion Date.

“Conversion Price” with respect to each VWAP Trading Day within the 30 VWAP Trading Days immediately preceding a Conversion Date (excluding the Conversion Date), the arithmetic average of the VWAPs for such VWAP Trading Days.

“Conversion Rate” means 100% and may be adjusted pursuant to Section 4(a) hereof.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof and the Securities Exchange Agreement.

“Eligible Market” means of The New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors).

“Event of Default” has the meaning set forth in Section 7(a).

“Excess Shares” has the meaning set forth in Section 3(f).

“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Holder” means Tim Hwang, Gerald Yao and Duddell Street Holdings Limited and their respective Affiliates.

“Freely Tradeable” means each of the following conditions with respect to the issuance of Common Stock pursuant to the terms of this Note, provided that the Holder may, in its sole and absolute discretion, waive in writing any such condition:

(a) shares of Common Stock that are duly authorized and listed and eligible for trading on an Eligible Market; and

(b) shares of Common Stock that are eligible to be sold by the holder thereof (i) without any volume or manner of sale restrictions under the Securities Act pursuant to Rule 144 thereunder or (ii) pursuant to a then-effective resale registration statement and available prospectus filed with the SEC.

“Fundamental Change” means and will be deemed to have occurred at such time as:

(a) any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Excluded Holder (such exception to apply solely with respect to clause (i) below), files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act) of more than (i) 50% of the total outstanding voting power of the Voting Stock; (ii) 50% of the outstanding shares of Voting Stock calculated as if any shares of Voting Stock held by such

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“person” or “group” were not outstanding; or (iii) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Voting Stock or other equity securities of the Company sufficient to allow such “person” or “group” to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Voting Stock without approval of the stockholders of the Company;

(b) the consummation of a single transaction or series of related transactions for a sale, transfer, lease, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or one or more of the Company’s direct or indirect Subsidiaries (for the avoidance of doubt a merger or consolidation of the Company with or into another Person is not subject to this clause (b));

(c) any transaction or series of related transactions is consummated in connection with which (whether by means of merger, exchange, liquidation, tender offer, consolidation, combination, reclassification, recapitalization, acquisition or otherwise) all of the Common Stock and the Company’s Class B Common Stock, par value $0.0001 per share, are exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash, but excluding the consummation of any merger, exchange, tender offer, consolidation or acquisition of the Company with or by another Person pursuant to which the Persons that “beneficially owned,” directly or indirectly, the shares of the Voting Stock immediately prior to such transaction “beneficially own,” directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation’s voting stock representing at least 50% of the total outstanding voting power of all outstanding classes of voting stock of the surviving, continuing or acquiring corporation in substantially the same proportion relative to each other as such ownership immediately prior to such transaction;

(d) the adoption of a plan relating to the Company’s liquidation or dissolution; or

(e) a Termination in Trading.

“Fundamental Change Notice” has the meaning set forth in Section 5(d).

“Fundamental Change Notice Date” has the meaning set forth in Section 5(d).

“Fundamental Change Repurchase” has the meaning set forth in Section 5(c).

“Fundamental Change Repurchase Price” has the meaning set forth in Section 5(c).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

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“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

“Holder” has the meaning set forth in the Recitals.

“Initial Conversion Date” means the date that is six months after the Issue Date.

“Interest” has the meaning set forth in Section 2(a).

“Interest Accrual Start Date” means the date that is six months after the Issue Date.

“Interest Rate” has the meaning set forth in Section 2(a).

“Issue Date” means the date of the first issuance of this Note, regardless of any transfers of this Note and regardless of the number of instruments that may be issued to evidence this Note.

“Loan Parties” has the meaning set forth in the Subordination Agreement.

“Maturity Date” has the meaning set forth in the Recitals.

“Maximum Percentage” has the meaning set forth in Section 3(f).

“Maximum Rate” has the meaning set forth in Section 9(g).

“New York Courts” has the meaning set forth in Section 9(d).

“Note” has the meaning set forth in the Recitals.

“Notice of Conversion” has the meaning set forth in Section 3(a).

“NYSE Limit” has the meaning set forth in the Securities Exchange Agreement.

“Optional Redemption Date” has the meaning set forth in Section 5(b).

“Optional Redemption Notice” has the meaning set forth in Section 5(b).

“Parties” means, collectively, the Company and the Holder.

“Party” means each of the Company and the Holder.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Redemption Price” has the meaning set forth in Section 5(a).

“Reported Outstanding Share Number” has the meaning set forth in Section 3(f).

“SEC” means the U.S. Securities and Exchange Commission.

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“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Exchange Agreement” has the meaning set forth in the Recitals.

“Senior Loans” has the meaning set forth in the Subordination Agreement.

“Standard Settlement Period” means the standard settlement period, expressed in a number of VWAP Trading Days, on the principal securities exchange or securities market on which the Common Stock is then traded as in effect on the date of delivery of the applicable Notice of Conversion.

“Stockholder Approval” means the approval of holders of the Common Stock pursuant to Rule 312 of the NYSE Listed Company Manual (or its successor) or any other U.S. national securities exchange on which the Common Stock is then listed.

“Subordination Agreement” has the meaning set forth in Section 6.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (a) of which a majority of the shares of securities or other equity interests having ordinary voting power for the election of directors, managers or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned or (b) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), that is treated as a consolidated subsidiary for accounting purposes. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Termination in Trading” means the date (if ever) on which the Common Stock (or other common equity into which this Note is then convertible) is not listed for trading on any Eligible Market.

“Transaction Documents” means, collectively, this Note, the Securities Exchange Agreement and the Subordination Agreement.

“Voting Stock” means all classes of the Company’s common stock entitled to vote generally in the election of directors.

“VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NOTE <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume- weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

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“VWAP Trading Day” means any day on which trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

Section 2. Interest; Amounts Outstanding.

(a) Interest Accrual Start Date; Interest Rate. The principal amount of this Note shall not bear interest until the Interest Accrual Start Date. Beginning on the Interest Accrual Start Date, the principal amount of this Note will bear simple interest (“Interest”) at a rate equal to the AFR for the month in which the Interest Accrual Start Date occurs (the “Interest Rate”). The Interest Rate shall apply from the Interest Accrual Start Date until this Note is repaid, converted, or otherwise terminated in full.

(b) Interest Calculations. Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed from and after the Interest Accrual Start Date.

(c) Amounts Outstanding. If the Company has caused this Note (or any portion thereof) to be repaid as provided herein, whether a repurchase, redemption or payment at maturity in accordance with the terms hereof, then (i) this Note (or portion thereof) will be deemed, as of the date of such payment, to cease to be outstanding, and (ii) the rights of the Holder of this Note (or such portion thereof), as such, and the obligations of the Company will terminate with respect to this Note (or such portion thereof).

(d) Note to Be Converted. If this Note (or any portion thereof) is converted pursuant to Section 3, then (i) this Note (or portion thereof) will be deemed, as of the date of such conversion, to cease to be outstanding, and (ii) the rights of the Holder of this Note (or such portion thereof), as such, and the obligations of the Company will terminate with respect to this Note (or such portion thereof), other than, for the avoidance of doubt, delivery of the Conversion Shares.

(e) Cessation of Accrual of Interest. Interest will cease to accrue on this Note (or portion thereof) to, but not including, the date that this Note (or portion thereof) is deemed, pursuant to this Section 2, to cease to be outstanding, unless there occurs a default in the payment on this Note (or such portion thereof).

(f) Cancellation of Note. Upon a Forfeiture Event (as defined in the Securities Exchange Agreement) any remaining principal amount owed under this Note shall be cancelled and this Note shall be deemed to cease to be outstanding.

(g) Maturity Date Repayment. On the Maturity Date, if any portion of this Note remains outstanding, the Company shall pay to the Holder an amount in cash representing the outstanding principal amount and any accrued and unpaid Interest on such principal amount.

Section 3. Conversion.

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(a) Voluntary Conversion by Holder. From and after the Initial Conversion Date, the Holder may, at its option, require the Company to convert all, or any portion thereof in increments of at least the lesser of (i) $50,000 in aggregate principal amount and (ii) an aggregate principal amount that is then convertible into a number of shares equal to the maximum number of shares that Holder may sell pursuant to Section 5(ji) of the Securities Exchange Agreement, of the then-outstanding principal amount of this Note plus accrued and unpaid Interest thereon into Conversion Shares. The Holder may request a voluntary conversion under this Section 3(a) by delivering to the Company a notice of conversion, the form of which is attached hereto as Annex A (the “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (which date shall be a Business Day of the Holder’s choosing that is no more than 10 and no fewer than two Business Days after the Holder sends the Notice of Conversion) (such date, the “Holder Conversion Date”).

(b) Voluntary Conversion by the Company. From and after the Issue Date and at any time prior to the earlier to occur of (i) any Event of Default set forth under Section 7(a)(iv), (ii) a Fundamental Change, and (iii) a public announcement of a sale of the Company or a sale of FiscalNote, Inc., and subject to the limitations of Section 3(f) hereof the Company may, at its option, convert all, or a portion, of the then-outstanding principal amount of this Note plus accrued and unpaid Interest thereon into Conversion Shares; provided, that the Conversion Shares issued to the Holder upon such conversion, when issued to the Holder, would be Freely Tradeable. The Company shall notify the Holder of a voluntary conversion under this Section 3(b) by delivering to the Holder a Notice of Conversion, specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (which date shall be a Business Day of the Company’s choosing that is no more than 10 and no fewer than two Business Days after the Company sends the Notice of Conversion) (such date, the “Company Conversion Date”). If Conversion Shares are issued pursuant to this Section 3(b), the Company and Holder shall enter into a Trading Plan (as defined in the Securities Exchange Agreement) to be mutually agreed to by the Company and the Holder in good faith.

(c) The Holder and the Company shall maintain records showing the principal amount and Interest converted and the dates of such conversions, or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(d) Mechanics of Conversion.

(i) Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the product of (A) the applicable Conversion Rate multiplied by (B) the then-outstanding principal amount of this Note to be converted, plus all accrued and unpaid Interest thereon to, but not including, the Conversion Date, as indicated in the applicable Notice of Conversion, by (y) the Conversion Price.

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(ii) Delivery of Conversion Shares Upon Conversion. The Company shall deliver, or cause to be delivered, to the Holder the Conversion Shares no later than the earlier of (x) two VWAP Trading Days and (y) the number of VWAP Trading Days comprising the Standard Settlement Period, in each case, following a Conversion Date. The Holder shall establish and maintain an account with the Company’s transfer agent to facilitate the transfer of Conversion Shares to the Holder.

(iii) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share to which the Holder would otherwise be entitled upon a voluntary conversion under this Section 3, the number of shares issuable to the Holder shall be rounded down to the nearest whole number.

(iv) Taxes and Expenses. The Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted, and the Company shall not be required to issue or deliver any such Conversion Shares to a Person other than the Holder of this Note so converted until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(e) Reserve and Status of Common Stock Issued Upon Conversion. At all times from and after the Issue Date, when any portion of this Note is outstanding, the Company will reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock sufficient to permit the conversion of the then-outstanding principal amount of this Note, plus all accrued and unpaid Interest thereon; provided, however, that prior to Stockholder Approval, the Company shall not be required to comply with this section for shares in excess of the NYSE Limit.

(f) Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not issue any shares of Common Stock pursuant to the terms of this Note, and the Holder shall not have the right to any shares of Common Stock otherwise issuable pursuant to the terms of this Note, and any such issuance shall be null and void and treated as if never made, to the extent that after giving effect to such issuance, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable pursuant to the terms of this Note or the Securities Exchange Agreement with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable (i) pursuant to the terms of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (ii) upon exercise or conversion of the

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unexercised or nonconverted portion of any other securities of the Company (including any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(f). For purposes of this Section 3(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire pursuant to the terms of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other written notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Notice of Conversion from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Conversion would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(f), to exceed the Maximum Percentage, the Holder shall notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Notice of Conversion. For any reason at any time, upon the written or oral request of the Holder, the Company shall use commercially reasonable efforts to (within one VWAP Trading Day) confirm, orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note would result in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the Holder shall notify the Company in writing to reduce the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership would exceed the Maximum Percentage (the “Excess Shares”) and the issuance of such Excess Shares shall be deemed null and void and shall be cancelled ab initio and any portion of this Note so converted will be reinstated, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (x) any such increase in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Company and (y) any such increase or decrease will apply only to the Holder and the other Attribution Parties. For purposes of clarity, it is the intent of the Company and the Holder that the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this Section 3(f) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(f) to the extent necessary to correct this Section 3(f) (or any portion of this Section 3(f)) that may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(f) or to make changes or

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supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this Section 3(f) may not be waived and shall apply to a successor holder of this Note.

(g) Share Cap Limit. Notwithstanding anything to the contrary contained herein, unless and until the Company shall have obtained Stockholder Approval, in no event shall the Company be required to issue any Conversion Shares if and to the extent such issuance, when aggregated with the issuance of the Brokerage Fee Shares, Fee Shares and/or any Additional Shares (each as defined in the Securities Exchange Agreement) would in the aggregate result in the issuance in excess of 19.99% of the issued and outstanding Common Stock and Class B Stock, taken as a whole, as of the date of the Securities Exchange Agreement.

Section 4. Certain Adjustments. The Conversion Rate shall be automatically increased by 10 percentage points if, following the Initial Conversion Date, the Company fails to timely file any document or report that the Company is required to file under the Exchange Act to remain current in its public reporting pursuant to Rule 144(i) under the Securities Act (such failure, a “Filing Failure”). The Conversion Rate shall be automatically increased by an additional 10 percentage points for each 30 calendar day period in which such Filing Failure is not cured. Notwithstanding the foregoing, in no event will the Conversion Rate be increased by more than 30 percentage points.

Section 5. Optional Redemption; Fundamental Change Repurchase.

(a) Optional Redemption at Election of Company. The Company shall have the right, at its election, to redeem all of this Note, at any time and from time to time following the Issue Date, for a cash purchase price equal to the principal amount of this Note, plus any accrued and unpaid Interest on such principal amount (the “Redemption Price”). Notwithstanding anything to the contrary in this Section 5, until the Redemption Price is paid in full, the principal amount of this Note pursuant to the Optional Redemption Notice may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3.

(b) Optional Redemption Procedures. In connection with any optional redemption pursuant to Section 5(a), the Company shall deliver a notice to the Holder (an “Optional Redemption Notice”) of its election to redeem all of the then-outstanding principal amount of this Note for cash at the Redemption Price. Such Optional Redemption Notice shall set out the principal amount of this Note to be redeemed, any accrued and unpaid Interest thereon and the date fixed for redemption (the “Optional Redemption Date”). Any optional redemption of any principal amount of this Note may, at the Company’s discretion, be subject to one or more conditions precedent. The Optional Redemption Date of any optional redemption that is subject to satisfaction of one or more conditions precedent may, in the Company’s discretion, be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such optional redemption may not occur and any related Optional Redemption Notice may be modified or rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Optional

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Redemption Date, or by the Optional Redemption Date so delayed, in either case by providing notice to the Holder.

(c) Fundamental Change Conversion or Repurchase. If a Fundamental Change occurs at any time prior to the Maturity Date, the Holder shall have the right to elect to either (i) convert this Note into Conversion Shares in accordance with Section 3 (a “Fundamental Change Conversion”), or (ii) require the Company to repurchase this Note (a “Fundamental Change Repurchase”) at a repurchase price equal to the principal amount hereof, plus accrued and unpaid Interest, if any, hereon to, but excluding, the Fundamental Change Note Termination Date (the “Fundamental Change Repurchase Price”). The effective date of any Fundamental Change Conversion or Fundamental Change Repurchase (such date, as applicable, the “Fundamental Change Note Termination Date”) shall be specified by the Company in the Fundamental Change Notice.

(d) Fundamental Change Notice. Prior to the date on which the Company anticipates consummating a Fundamental Change (or, if later, promptly after the Company discovers that a Fundamental Change may occur), a written notice shall be sent by or on behalf of the Company to the Holder, which notice shall contain the date on which the Fundamental Change is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Fundamental Change was filed) (the “Fundamental Change Notice” and the date such notice is delivered to the Holder, the “Fundamental Change Notice Date”). The Fundamental Change Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the Fundamental Change Note Termination Date;

(iv) the Fundamental Change Repurchase Price;

(v) the number of Conversion Shares into which this Note is convertible pursuant to a Fundamental Change Conversion (or, if the exact number of Conversion Shares is not determinable as of the Fundamental Change Notice Date, an estimate of the number of such Conversion Shares);

(vi) the procedures that the Holder must follow in connection with a Fundamental Change Conversion or a Fundamental Change Repurchase; provided, that, no failure of the Company to give the foregoing notices and no defect therein shall affect the validity of the proceedings for the conversion or repurchase of this Note pursuant to this Section 5; and provided, further that if an anticipated Fundamental Change related to a Fundamental Change Note Termination Date set forth in a Fundamental Change Notice has not occurred as of such Fundamental Change Note Termination Date, the Company may, with notice to the Holder, delay the Fundamental Change Note Termination Date specified within such Fundamental Change Notice until the related Fundamental Change has occurred.

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(e) Withdrawal of Fundamental Change Notice. A Fundamental Change Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered by the Company to the Holder at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Note Termination Date, specifying the:

(a) principal amount of this Note with respect to which such notice of withdrawal is being submitted; and

(b) principal amount, if any, of this Note that remains subject to the original Fundamental Change Notice.

Section 6. Subordination. Notwithstanding anything to the contrary herein, the payment of the obligations evidenced by this Note, and the exercise of the rights of the Holder hereunder are each expressly subject and subordinated to Senior Loans in accordance with the terms of that certain Subordination Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Subordination Agreement”), by and among the Holder, the administrative agent under the Senior Loans, the Loan Parties and each other borrower under the Senior Loans.

Section 7. Events of Default.

(a) Events of Default. Any of the following shall constitute an “Event of Default”:

(i) a default in the payment when due on the Maturity Date of the principal of this Note and any accrued and unpaid Interest thereon, or otherwise when due pursuant to the terms of this Note;

(ii) a default in the Company’s obligation to convert this Note in accordance with Section 3 upon the exercise of the conversion right with respect thereto, if such default is not cured within five Business Days after its occurrence; it being expressly agreed and acknowledged that the Company’s obligation to issue any Conversion Shares upon any conversion of this Note is limited by the provisions of Section 3(f) and Section 3(g) hereof;

(iii) other than as specifically set forth in another clause of this Section 7(a), a default in any of the Company’s obligations or agreements under this Note where such default is not cured or waived in writing by the Holder within 45 days after the occurrence of such default;

(iv) a default by the Company or any of its Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $10,000,000 (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default (A) constitutes a failure to pay the principal of or interest on such indebtedness when due and

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payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or (B) results in such indebtedness becoming, or being declared, due and payable before its stated maturity;

(v) the Company or any of its Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C) consents to the appointment of a custodian of it or for any substantial part of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) takes any comparable action under any foreign Bankruptcy Law; or

(F) generally is not paying its debts as they become due;

(vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(A) is for relief against the Company or any of its Subsidiaries in an involuntary case or proceeding;

(B) appoints a custodian of the Company or any of its Subsidiaries, or for any substantial part of the property of the Company or any of its Subsidiaries;

(C) orders the winding up or liquidation of the Company or any of its Subsidiaries; or

(D) grants any similar relief under any foreign Bankruptcy Law, and, in each case under this Section 7(a)(v)(D), such order or decree remains unstayed and in effect for at least 60 days;

(vii) a final judgment or judgments for the payment of money (to the extent not paid or fully covered by insurance maintained in accordance with the requirements of the Credit Agreement and as to which the relevant insurance company has not denied coverage) aggregating in excess of $3,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry, assessment or issuance thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; and

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(viii) a default in any of the Company’s obligations under Sections 8(a) or 8(b) of this Note where such default is not cured or waived in writing by the Holder within ninety (90) days after the occurrence of such default.

(b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued and unpaid Interest, if any, and all other amounts owing in respect thereof through the date of the Event of Default, shall become, at the election of the Holder, immediately due and payable in cash. Upon the payment in full of all amounts due to the Holder, the Holder shall promptly surrender this Note to or as directed by the Company. Such election by the Holder may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of this Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 8. Reporting. So long as amounts due under this Note remain outstanding, the Company shall furnish to the Holder:

(a) if the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, all Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Holder any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC, and any report that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Holder at the time such report is so filed via the EDGAR system (or such successor); and

(b) if the Company is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, at any time when the Conversion Shares issuable upon conversion of the Note are “restricted securities” (as defined in Rule 144), the information required to be delivered pursuant to Rule 144(c)(2) under the Securities Act.

Section 9. Miscellaneous.

(a) Interpretive Provisions. With reference to this Note, unless otherwise specified herein:

(i) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms;

(ii) the words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in this Note shall refer this Note as a whole and not to any particular provision thereof;

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(iii) references in this Note to an Exhibit, Schedule, Article, Section, clause or subclause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Note;

(iv) the term “including” is by way of example and not limitation;

(v) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form;

(vi) any reference herein to any Person shall be construed to include such Person’s successors and assigns;

(vii) the term “or” means “and/or”; and

(viii) on the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(b) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by email attachment or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth for the Company in the Securities Exchange Agreement, or such other email address or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(b). Any and all notices or other communications or deliveries to be provided by the Company hereunder, including an Optional Redemption Notice or Fundamental Change Notice, shall be in writing and delivered personally or by email attachment or sent by a nationally recognized overnight courier service addressed to the Holder at the email address or address of the Holder appearing on the books of the Company, or if no such email attachment or address appears on the books of the Company, at the principal place of business of the Holder, as set forth in the Securities Exchange Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth in the Securities Exchange Agreement prior to 5:30 PM Eastern time on any date, (ii) the next VWAP Trading Day after the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth in the Securities Exchange Agreement on a day that is not a VWAP Trading Day or later than 5:30 PM Eastern time on any VWAP Trading Day, (iii) the second VWAP Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service and (iv) upon actual receipt by the Party to whom such notice is required to be given.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or

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destroyed Note, a new Note for the principal amount of the Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Note.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each Party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a Party or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each Party hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e) Amendments; Waivers. Any provision of this Note may be amended or waived, and consent to any departure by the Company of the terms of this Note may be granted, by a written instrument executed by the Company and the Holder. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion.

(f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances so long as this Note as so modified continues to express,

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without material change, the original intentions of the Company and the Holder as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Company or the Holder or the practical realization of the benefits that would otherwise be conferred upon the Company or the Holder. The Company and the Holder will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(g) Usury. Notwithstanding any provision to the contrary contained herein, it is expressly agreed and provided that the total liability of the Company under the this Note (or any other Transaction Document) for payments in the nature of Interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of Interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under such documents exceed the Maximum Rate. The Parties agree that if the maximum contract rate of interest allowed by law and applicable to such documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to such documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by this Note and the other Transaction Documents, such excess will be applied by the Holder to the unpaid principal balance of this Note or be refunded to the Company, the manner of handling such excess to be at the Holder’s election.

(h) Remedies; Other Obligations. The remedies provided in this Note are cumulative and the exclusive remedies for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion, redemption and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

(i) Transfer Restrictions. The transfer, assignment or participation of any amount of this Note effected by the Holder is subject to the Company’s prior written consent, and the Company reserves the right to refuse to transfer, assign or grant a participation in this Note. Each of the following shall be deemed a transfer that shall require the Company’s prior written consent: (i) the Holder merges with or into or consolidates with another entity under circumstances where the owners of the Holder immediately prior to such merger or consolidation do not own after such merger or consolidation equity interests representing at least 50% of the voting power of the Holder or the surviving or resulting entity, as the case may be; (ii) equity interests representing 50% or more of the voting power of the Holder are otherwise transferred to an unrelated third party; and (iii) the Holder is liquidated, or sells or otherwise disposes of all or substantially all of its assets.

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(j) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(k) Execution. In the event that any signature to this Note is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format data file or other electronic transmission (including pdf format and any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf’ or such other electronic transmission signature page were an original thereof.

(l) Further Assurances. The Company and the Holder hereby agree to take such actions consistent with the terms of this Note as may be reasonably necessary, including, if necessary, any amendments hereto in accordance with Section 9(e) in order to ensure that the Conversion Shares are Freely Tradeable upon issuance pursuant to the then applicable guidance of the SEC without changing the economic terms set forth in this Note.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

FISCALNOTE HOLDINGS, INC.

By:

Name:

Title:

[NOTEHOLDER]

By:

Name:

Title:

Signature Page to Note

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert, in whole or in part, the Senior Subordinated Convertible Promissory Note due ___, 2028 (the “Note”) of FiscalNote Holdings, Inc., a Delaware corporation (the “Company”), into shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”) according to the conditions contained in the Note, as of the date written below. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Note.

Conversion Information:

Holder:

Conversion Date:

Principal Amount of the Note:

Number of Shares of Common Stock to Be Issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:

Account No:

Annex A

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